Exhibit 10.4

EIGHTH AMENDMENT TO SENIOR PROMISSORY NOTE

THIS EIGHTH AMENDMENT TO SENIOR PROMISSORY NOTE (“Eighth Amendment” or “Amendment”) is entered into and effective as of November 25, 2019, by and between CALAVO GROWERS, INC., a California corporation (“Lender”), located at 1141-A Cummings Road, Santa Paula, CA 93060, and FRESHREALM, LLC, a Delaware limited liability company (“Borrower”), located at 34 N Palm St Suite 100, Ventura, CA 93001.  Lender and Borrower are sometimes collectively referred to herein as the “Parties.”  Capitalized terms not otherwise defined herein shall have the same meaning as those capitalized terms defined in that certain Sixth Amended and Restated Senior Promissory Note (the “Note”) dated September 18, 2019, by and between the Parties.

RECITALS

WHEREAS, Borrower and Lender previously entered into the Note evidencing Lender’s then total outstanding amount loaned to Borrower of Thirty-Three Million Seven Hundred Forty-Two Thousand Thirteen Dollars and Seventy Cents ($33,742,013.70) (the “Loan Amount”, as defined in the Note);

WHEREAS, as of October 8, 2019, the Note was amended pursuant to that certain Seventh Amended and Restated Senior Promissory Note (“Seventh Amendment”), which, among other terms, increased the Loan Amount by One Million One Hundred Thousand Dollars ($1,100,000) to an amended and total current principal Loan Amount of Thirty-Four Million Eight Hundred Forty-Two Thousand Thirteen Dollars and Seventy Cents ($34,842,013.70);  and

WHEREAS, in connection with that certain Convertible Note Offering, described further below, the Parties desire to extend the Maturity Date of the Note, and any amendments thereto, and Lender desires to convert Two Million Seven Hundred Nine Thousand Eight Hundred Eight Dollars ($2,709,808) of the existing Loan Amount and utilize it as its subscription funds pursuant to the Convertible Note Offering on the terms and conditions set forth in this Eighth Amendment.

TERMS AND CONDITIONS

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises, covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1.         Maturity Date.  Contingent upon: (i) the acceptance and full execution by both Parties of Lender’s Convertible Promissory Note Subscription Agreement (attached hereto as Exhibit A and referred to as the “Subscription Agreement”); and (ii) the consummation of the First Round Closing (as defined in the attached Subscription Agreement) under the Convertible Note Offering (both referred to herein collectively as the “Closing Conditions”), pursuant to Section 4(a) of the Note, the Maturity Date of the Note is hereby extended from October 31, 2019 to November 1, 2020, and Lender shall have the option, in its sole discretion, to extend such amended Maturity Date of November 1, 2020, for up to three (3) additional and separate one (1) year extension periods of November 1, 2021, November 1, 2022, and November 1, 2023, respectively, by Lender electing in writing and giving notice to Borrower to extend the applicable Maturity Date under the Note.  In the event the two Closing Conditions stated above are not consummated in connection with the Convertible Note Offering, then the Maturity Date shall remain October 31, 2019.

2.         Convertible Note Offering and Amended Loan Amount.  Pursuant to Section 2(d) of the Note and the referenced Capital Call Round, Lender has the right, but not the obligation, to use its Eligible Funds as its Capital Investment to be applied towards the Capital Call Round of Borrower.  As part of such Capital Call Round, Borrower is currently undertaking that certain Convertible Promissory Note Offering (“Convertible Note Offering”), pursuant to the attached Subscription Agreement.  Contingent upon consummation of the two Closing Conditions above and  pursuant to the Subscription Agreement, Lender shall utilize and convert Two Million Seven Hundred Nine Thousand Eight Hundred Eight Dollars ($2,709,808)  (“Applied Funds”) from the existing Loan Amount, which includes the Eligible Funds, to be applied towards the Convertible Note Offering as Lender’s Capital Investment and subscription funds in the Convertible Note Offering.  In the event of the utilization of such Applied Funds, subject to the consummation of the Closing Conditions, the Loan Amount, pursuant to the Note and the Seventh Amendment, with interest accrued thereon, shall be reduced from the current amount of Thirty-Five Million Four Hundred Seventy-Three Thousand Two Hundred Sixty-Two Dollars and Sixty-Five Cents ($35,473,262.65) to Thirty-Two Million Seven Hundred Sixty-Three Thousand Four Hundred Fifty-Four Dollars and Sixty-Five Cents ($32,763,454.65) owed by Borrower to Lender under the Note, and all amendments thereto.  In the event the two Closing Conditions stated above are not consummated in connection with the Convertible Note Offering, then the Loan Amount shall remain its current amount due of Thirty-Five Million Four Hundred Seventy-Three Thousand Two Hundred Sixty-Two Dollars and Sixty-Five Cents ($35,473,262.65).

3.         No Other Amendments.  Except as specifically amended herein, each of the provisions of the Note, and all amendments thereto, shall remain in full force and effect.

4.         Counterparts; Delivery.  This Eighth Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Delivery of an executed counterpart of this Eighth Amendment by facsimile or other electronic imaging means shall be effective as an original.

5.         Governing Law.  This Eighth Amendment shall be governed by, interpreted under, and construed and enforced in accordance with the internal laws, and not the laws pertaining to conflicts or choice of laws, of the State of California applicable to agreements made and to be performed wholly within the State of California.

(Please Proceed to Next Page for Signatures)

IN WITNESS WHEREOF, Borrower and Lender have caused this Eighth Amendment to Senior Promissory Note to be executed as of the date first written above.

BORROWER:

FRESHREALM, LLC

By:	/s/ Michael R. Lippold
Name:	Michael Lippold
Title:	Chief Executive Officer

LENDER:

CALAVO GROWERS, INC.

By:	/s/ Lecil E. Cole
Name:	Lecil Cole
Title:	Chief Executive Officer

(Signature Page to Eighth Amendment to Senior Promissory Note)

EXHIBIT A

CONVERTIBLE PROMISSORY NOTE SUBSCRIPTION AGREEMENT

DATED NOVEMBER 25, 2019

(Please See Attached Document)

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